EXHIBIT 99.1

           AVENUE HAS COMMENCED ITS SECOND EXPLORATION WELL IN TURKEY

                                UPDATE ON TOSUN-1

SHERMAN OAKS CALIFORNIA - AUGUST 6, 2003. Avenue Group, Inc. (OTCBB:AVNU) (Frankfurt:ITQ) (the "Company") and its wholly owned subsidiary, Avenue Energy, Inc. ("Avenue") announced today, that drilling operations are currently underway by Avenue's Joint Venture partner and drilling operator in Turkey, Aladdin Middle East Ltd ("Aladdin") at Avenue's second exploration well, the Karakilise-1 well in the Diyarbakir Petroleum District of Southeast Turkey. On August 3, 2003, Karakilise -1 was drilling ahead at 4,481 feet.

In addition, the Company and Avenue announced that they had entered into an Amendment to their Agreements with Aladdin and certain related entities, collectively referred to as the Sayer Group Consortium ("SGC") and Middle East Petroleum Services Limited ("MEPS") with respect to their Joint Venture for oil and gas exploration and drilling in Turkey (the "Amendment"). Pursuant to the Amendment, Avenue's option in the Karakilise- 1 well and License has been amended to provide that Avenue has received a 22.5% interest in the Karakilise-1 well, which was spudded on June 25, 2003, by making a payment of $500,000 for an aggregate of $1million invested to date in connection with the Karakilise-1 well and License. In addition, Avenue may elect to increase its participation interest in the Karakilise-1 well and License up to 45%, through an additional investment of $1 million, in increments of $250,000, at its election. It shall maintain this right up until the operator advises it that it has reached the 9-5/8 casing point, expected at around 8700 feet.

The Amendment further provides, SGC and MEPS may proceed to negotiate and finalize the terms of a potential farmout agreement with a third party for up to 9 exploration licenses which form part of Avenue's existing options to acquire interests in up to 30 additional licenses or leases held by SGC. In the event an agreement with such third party is reached, Avenue will potentially be able to acquire up to a 45% interest in SGC's remaining interest in these 9 leases. In addition, Avenue will have the option to participate in the remaining 21 leases and licenses subject to the Agreement at a rate of between 22.5% to 45% dependant upon both Avenue's final participation level in the Karakilise -1 well and License, the outcome of the farmout negotiations on the nine licenses and whether or not Avenue elects to participate in these licenses in the event the farmout agreement with the third party is entered into.

Avenue's President, Jonathan Herzog said, "We are pleased that we have secured these new arrangements. They provide us with greater financial flexibility and various alternative options to pursue our strategic goals and exploration plans together with our partners in Turkey."

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KARAKILISE-1

Karakilise-1 is an exploration well, designed to test the petroleum potential of the Cretaceous age Mardin Formation. The top of the objective Mardin Formation reservoir is expected to be encountered at an approximate depth of 8,800 feet. The structure is defined by good quality seismic.

The Karakilise Prospect is situated in the foreland immediately south of the thrust fault zone, which forms the northern edge of the Arabian Basin. The Karakilise License is 6 kilometers south of a producing oil trend of 18 fields discovered by Shell. The Karakilise License is located 135 kilometers east of the Tosun License.

The Operator expects to reach the target zone at around 8,800 feet in early September 2003.

TOSUN-1

Avenue announced on May 27, 2003 that its first exploration well Tosun-1, had encountered oil in the objective Derdere formation below 10,709 feet. The well recovered approximately 100 barrels of good quality light oil (32-34 API).

After reaching total depth of 10,758 feet, the operator continued to swab the well and recovered a mixture of formation water and oil. In order to stem the influx of formation water into the wellbore, the Operator placed a cement plug in the bottom of the well from 10,726.5 feet to the total depth. Swabbing operations recommenced to investigate the oil potential of the zone that previously produced the test oil mentioned above.

The well recoveries to date remain a mixture of formation water and oil, which indicates that oil and water producing zones have not effectively been isolated from each other by the bottom hole cement plug. Activities at the well have been suspended pending further operations, which may include further testing or abandonment.

At this stage, although the results to date have been encouraging, no determination can be made as to whether the recovery of oil from the Tosun-1 well will ultimately lead to a commercial development of the oil accumulation encountered by the well.

Avenue's Director of Exploration, Dr Jaap Poll, said that "the recovery of good quality 32-34 API oil from the Tosun-1 well proves that oil is present within the Tosun License and further seismic and drilling work is warranted to identify additional structures which may hold commercial oil accumulations within the License. The drilling and testing results of Tosun-1 indicate that it is likely that Tosun-1 intersected an oil / water contact near the edge of a structure. Remapping of existing seismic together with the possible acquisition of new seismic may assist in the determination of the potential size of such a structure and whether additional wells are warranted on this structure and if so, where follow up drilling should take place.

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CONVERTIBLE NOTES

On April 15, 2003, the Company entered into a purchase agreement with an accredited investor, for the sale of a $1.3 million principal amount of one year convertible notes bearing interest at a rate of 3.5%, in a private placement, to assist with the financing of drilling operations in Turkey. Pursuant to such agreement, the purchaser paid $300,000 on execution with the balance due 30 days thereafter. To date the Company has received a total of $800,000 and is in discussions with the investor to determine the timing and extent of the balance that will be forthcoming.

The technical content of this release was provided by Avenue's Director of Exploration, Dr Jaap Poll, a Certified Member of the American Association of Petroleum Geologists (AAPG) and a Distinguished Member of the Petroleum Exploration Society of Australia (PESA). For technical information, please contact jaappoll@ozemail.com.au

Certain information contained in this Press Release is considered forward looking statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"), which became law in December, 1995. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, we wish to caution investors and prospective investors about significant factors which, among others, have in some cases affected our actual results and are in the future likely to affect our actual results and cause them to differ materially from those expressed in any such forward-looking statements. This Press Release contains forward-looking statements relating to future operational and business prospects. Actual results may differ as a result of factors over which we have no control, including general economic and business conditions; competition; success of operating initiatives; operating costs; advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; labor and employment benefit costs; changes in, or failure to comply with various government regulations; slower than anticipated completion of research and development projects and movements in the foreign exchange rate. Future results with respect to oil and gas properties would be subject to the timing and amount of capital expenditures by us; drilling of wells; timing and amount of future production of oil and gas; operating costs and other expenses; cash flow and anticipated liquidity; prospect development and property acquisitions; and our marketing of oil and gas. Other factors which could affect our results with respect to its future oil and gas operation are the consummation of our acquisition of an interest in Anzoil (Thailand) Pty Ltd and the timing of such transaction. These other factors include, among others: general economic conditions; oil and gas price volatility; our ability to find, acquire, market, develop and produce new properties; the risks associated with acquisitions and exploration; operating hazards attendant to the oil and gas business; downhole drilling and completion risks that are generally not recoverable from third parties or insurance; uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures; potential mechanical failure or underperformance of significant wells; the strength and financial resources of our competitors and our ability to find and retain skilled personnel.


Contact:

                  INVESTOR RELATIONS
                  Spire Financial Communications
                  Dave Bolink, (403) 264-0101
                  CONTACT@SPIREFINANCIAL.COM

                  or

                  INVESTOR RELATIONS EUROPE
                  OTC Consulting & Financial Services
                  Jan-Eric Soetbeer, +49 (0) 451-498-9210
                  INFO@OTC-CONSULTING.COM